FIFTH AMENDMENT TO LEASE AGREEMENT

This Amendment (the “Fifth Amendment to Lease Agreement”) is made effective the 7th day of March 2011 (the “Effective Date”) by and between InSite Corporate Park, L.P., successor to NL Capital Management, Inc, agent for Life Insurance Company of the Southwest (herein referred to as “Lessor”) and Enerteck Chemical Corp., a Texas corporation, Secretary of State Filing # 0160704800 EIN 76-0666840 (herein referred to as “Lessee”) on the following terms and conditions, and thus:

WITNESSETH:

Whereas, Lessor and Lessee have entered into that certain Lease Agreement dated February 1, 2001 (the “Lease”) whereas Lessee leased from Lessor approximately 557 square feet of net rentable area (“Original Leased Premises”) and that certain First Amendment to Lease Agreement (“First Amendment”) dated March 31, 2003 whereas the Original Leased Premises was relocated and expanded to approximately 2,692 square feet of net rentable area more specifically known as Suite 150 and amended by certain Second Amendment to Lease Agreement (“Second Amendment”) dated April 18, 2006, and further amended by certain Third Amendment to Lease Agreement (“Third Amendment”) dated March 1, 2007 and that Fourth Amendment to Lease Agreement (“Fourth Amendment”) dated February 23, 2010 in the building commonly known as the Atrium Building, 10701 Corporate Drive, Suite 150 Stafford, Texas 77477, where as Lessee leases Suite 150 containing 2,722 square feet of net rentable area (“Leased Premises”).

Now, Therefore, for and in consideration of the sum of Ten dollars and No/100 ($10.00) and other good and valuable consideration respectively paid by each part to the other the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby supplement and amend the Lease as follows:

1.	Section 2. Term. The Lease Term shall be amended to extend the current term of this Lease to a revised expiration date of August 31, 2014 (“Extended Term”).

2.	Section 3. Base Rental. The Base Rental for the extended term shall be as follows:

Time Period		# Months	Rate/RSF	Rent/Month	Total Rent
06/01/11	08/31/11	3	$0.00	$0.00	$0.00
09/01/11	08/31/13	24	$18.50	$4,196.42	$100,714.00
09/01/13	08/31/14	12	$19.00	$4,309.83	$51,718.00

3.
Section 4 Operating Expenses. In the event that during the lease term said operating expenses for 2011 or any succeeding calendar year exceed the 2011 Base Year Operating Expenses, Lessee shall pay to Lessor its proportionate share (2.509%) of such increases.

4.
Exhibit C – Leasehold Improvements.  Lessor shall tender and Lessee shall accept the Leased Premises "AS-IS" CONDITION, with all FAULTS, and without any warranty, express, implied, or statutory (including implied warranties of habitability, suitability, condition, and fitness for a particular purpose, all of which are hereby disclaimed).

5.	Renewal Option. As long as Lessee is not in default and Lessee has not been in monetary default two (2) or more times during the term then Lessee shall have one (1) renewal option and shall be for three (3) years. Lessee shall exercise said renewal option no earlier than six (6) months and no later than four (4) months prior to the then current expiration date and the renewal rent shall be the prevailing Fair Market Value Rental Rate.

6.
Expansion Right.  As long as Lessee is not in default and Lessee has not been in monetary default, Lessee shall have the right to expand under this lease at anytime during the term, provided Lessee leases 25% or more space within 10701 or 10707 Corporate Dr.  The expansion terms shall be at the prevailing Fair Market Value Rental Rate.

7.
Fair Market Value Rental Rate.With respect to the Renewal Option contained herein, the applicable "Fair Market Value Rental Rate" shall be that rate charged for space of comparable size and condition in comparable office buildings in the area in which the Building is located, taking into consideration the location, quality and age of the building, floor level, extent of leasehold improvements (existing or to be provided), term of lease, extent of services to be provided, distinction between "gross" and "net" lease, base year or other amount allowed by Lessor for payment of building operating expenses (expense stop), the time the particular rental under consideration became or is to become effective.

8.
Binding Effect; Governing Law.  Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Lessor and Lessee and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises are located.

9.	Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which constitute one document.

Except as expressly hereby amended, the terms and conditions of the Lease and all subsequent Amendment are ratified and affirmed in all respects.

SIGNATURE PAGE TO FOLLOW

In Witness Thereof, the undersigned has caused this Fifth Amendment to Lease to be duly executed effective on this 7 day of March, 2011.

LESSOR

InSite Corporate Park, L.P.,

By:    InSite CP GP, L.P.,
its General Partner

By:    InSite Corporate Park GP, L.L.C.
its General Partner

By:       /s/ Michael E. Handel
             Michael E. Handel

Title:    Vice President

LESSEE Enerteck Chemical Corp. By: /s/ Dwaine Reese Dwaine Reese Title: CEO